UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 10, 2007
ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-26906	22-3388607

(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632

(Address of principal executive offices)	(Zip Code)
     Registrant’s telephone number, including area code: 201-567-5648
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
     On December 4, 2007, Asta Funding, Inc. (the “Company”) and certain of its subsidiaries entered into the Sixth Amendment to the Fourth Amended and Restated Loan Agreement (the “Sixth Amendment”) with a consortium of banks. The Sixth Amendment modifies the Fourth Amended and Restated Loan Agreement by providing for a temporary increase in the revolving loan commitment from $175,000,000 to $185,000,000. The temporary increase amount of $10,000,000 (the “Temporary Line Increase Amount”) is required to be reduced to zero by February 29, 2008. In the event the Temporary Line Increase Amount is not fully reduced to zero by February 29, 2008, the revolving loan commitment shall nevertheless be reduced to $175,000,000 and the then outstanding portion of the Temporary Line Increase Amount is required to be reduced over a six month period in substantially equal monthly amounts.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above in Item 1.01 of this current report on Form 8-K regarding the Credit Facility is hereby incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit
No.	Description
10.1	Sixth Amendment to the Fourth Amended and Restated Revolving Note

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTA FUNDING, INC.
Date: December 10, 2007	By:	/s/ Mitchell Cohen
Mitchell Cohen
Chief Financial Officer